Prospectus Supplement No. 9

(to Prospectus dated October 2, 2023)

Prospectus Supplement No. 9

(to Prospectus, dated October 2, 2023)

Prospectus Supplement No. 9

(to Prospectus, dated October 2, 2023)

Prospectus Supplement No. 9

(to Prospectus, dated October 2, 2023)

Prospectus Supplement No. 5

(to Prospectus, dated December 26, 2023)

Filed Pursuant to Rule 424(b)(3) Registration No. 333-273328 Registration No. 333-273326 Registration No. 333-268741 Registration No. 333-273322 Registration No. 333-275174

BENEFICIENT

468,562 Shares of Class A Common Stock

91,240,875 Shares of Class A Common Stock

23,625,000 Shares of Class A Common Stock and 23,625,000 Shares of Series A Convertible Preferred Stock of Beneficient Underlying the Private and Public Warrants

3,881,250 Shares of Class A Common Stock Underlying 15,525,000 Shares of Series A Convertible Preferred Stock of Beneficient

225,455,974 Shares of Class A Common Stock

(Inclusive of 132,500 Shares of Class A Common Stock Underlying the Warrants and 33,125 Shares of Class A Common Stock Underlying the Series A Convertible Preferred Stock)

132,500 Warrants to Purchase Shares of Class A Common Stock and Shares of Series A Convertible Preferred Stock

132,500 Shares of Series A Convertible Preferred Stock Underlying the Warrants

17,901,459 Shares of Class A Common Stock

(Inclusive of 942,249 Shares of Class A Common Stock Underlying the Warrants and 235,562 Shares of Class A Common Stock Underlying the Series A Convertible Preferred Stock)

942,249 Warrants to Purchase Shares of Class A Common Stock and Shares of Series A Convertible Preferred Stock

942,249 Shares of Series A Convertible Preferred Stock Underlying the Warrants

This prospectus supplement updates and supplements the prospectus of Beneficient, a Nevada corporation (the “Company,” “we,” “us” or “our”), dated October 2, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-273328) (the “Maxim Prospectus”), the prospectus dated October 2, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-273326) (the “SEPA Prospectus”), the prospectus dated October 2, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-273322) (the “Omnibus Prospectus”), the prospectus dated October 2, 2023, which forms a part of our Post-Effective Amendment on Form S-1 to our Registration Statement on Form S-4, as amended (Registration No. 333-268741) and the prospectus dated December 26, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-275174) (the “GRID Prospectus” and, collectively with the Post-Effective Amendment Prospectus, the Maxim Prospectus, SEPA Prospectus and Omnibus Prospectus, the “Prospectuses”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2024. Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectuses. This prospectus supplement updates and supplements the information in the Prospectuses. If there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Class A common stock, par value $0.001 per share (the “Class A common stock”), is listed on The Nasdaq Capital Market under the symbol “BENF,” and the warrants, with each warrant exercisable for one share of Class A common stock and one share of Series A preferred stock, par value $0.001 per share, at an exercise price of $11.50 (the “Warrants”), are listed on The Nasdaq Capital Market under the symbol “BENFW”. On March 27, 2024, the last reported sales price of the Class A common stock was $0.07 per share, and the last reported sales price of our Warrants was $0.0072 per Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. Certain holders of our Class B common stock, par value $0.001 per share (the “Class B common stock”), have entered into a stockholders agreement concerning the election of directors of the Company, and holders of Class B common stock have the right to elect a majority of the Company’s directors. As a result, the Company is a “controlled company” within the meaning of the Nasdaq Listing Rules and may elect not to comply with certain corporate governance standards.

Investing in our securities involves risk. See the sections entitled “Risk Factors” beginning on page 17 of the Maxim Prospectus, page 12 of the SEPA Prospectus, page 13 of the Omnibus Prospectus, page 13 of the Post-Effective Amendment Prospectus Supplement and page 15 of the GRID Prospectus, and under similar headings in any further amendments or supplements to the Prospectuses, to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if any Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 28, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2024

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 28, 2023, Beneficient (the “Company”) received a deficiency letter from The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that for the previous 30 consecutive trading days, the closing bid price of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), had been below the minimum $1.00 per share required for continued listing on Nasdaq under Listing Rule 5450(a)(1) (the “Bid Price Rule”). The Company was provided an initial period of 180 calendar days, or until May 28, 2024, to regain compliance with the Bid Price Rule.

On March 22, 2024, the Company received a letter from Nasdaq advising that the Nasdaq Staff (the “Staff”) had determined that, as of March 21, 2024, the Company’s Class A Common Stock had a closing bid price of $0.10 or less for at least ten consecutive trading days. Accordingly, the Company is subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). As a result, the Staff determined to delist the Company’s securities from The Nasdaq Capital Market (the “Staff Determination”), unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company plans to appeal the Staff Determination to the Panel. An appeal of the Staff Determination results in a hearing before the Panel to present the Company’s plan to regain compliance with the applicable listing requirements. Pending the hearing, the Company’s Class A Common Stock and warrants will continue to be listed on The Nasdaq Capital Market as, under the Nasdaq Listing Rules, such a request automatically stays the delisting at least until the hearing process concludes. There can be no assurance that the Panel will approve the Company’s plan to regain compliance with the applicable listing requirements.

The Company is evaluating available options to resolve the noncompliance matters described herein and intends to take appropriate steps to maintain its listing on Nasdaq, including, if necessary implementing a reverse stock split to regain compliance with both the Bid Price Rule and the Low Priced Stocks Rule. As previously announced by the Company on March 22, 2024, the Company obtained stockholder approval for a reverse stock split of the Company’s Class A Common Stock and Class B common stock, par value $0.001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), at a ratio in the range of 1-for-10 to 1-for-100, with the exact ratio to be determined by the Company’s Board of Directors, if at all. However, there can be no assurance that the Panel will grant the Company’s request for continued listing, that the Company will be able meet the continued listing requirements during any compliance period that may be granted by the Panel or that effecting a reverse stock split of its Common Stock will enable the Company to satisfy continued listing criteria and maintain the listing of its securities on The Nasdaq Capital Market.

Item 3.02	Unregistered Sales of Equity Securities.

Series B-4 Vendor Transaction

On March 27, 2024, the Company issued 6,932 shares of its Series B-4 Resettable Convertible Preferred Stock, par value $0.001 per share (the “Series B-4 Preferred Stock”), with such Series B-4 Preferred Stock being convertible into shares of the Company’s Class A Common Stock, to a consultant of the Company in connection with business advisory services rendered to the Company.

The issuance of the Series B-4 Preferred Stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The Series B-4 Preferred Stock is convertible into Class A Common Stock initially at a conversion price of $0.0673 per share (the “B-4 Conversion Price”). The B-4 Conversion Price is subject to reset from time to time and a floor price of $0.03365 per share. A maximum of 2,060,030 shares of Class A Common Stock may be issued upon conversion of the Series B-4 Preferred Stock. The information in Item 5.03 concerning the material terms of the Series B-4 Preferred Stock is incorporated by reference herein.

Class A Common Stock Vendor Transaction

On March 26, 2024, the Company issued 3,920,208 shares of Class A Common Stock to a consultant of the Company in connection with customer referral services rendered to the Company.

The issuance of the Class A Common Stock was not registered under the Securities Act and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B-4 Preferred Stock

On March 27, 2024, the Company filed a certificate of designation (the “B-4 Certificate of Designation”) with the Secretary of State of Nevada, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of the Series B-4 Preferred Stock. The material terms of the Series B-4 Preferred Stock are described below.

Optional Conversion

Each share of Series B-4 Preferred Stock is convertible, at the option of the holder thereof upon two business days’ written notice to the Company, into a number of shares of Class A Common Stock that is equal to $10.00 divided by the B-4 Conversion Price then in effect as of the date of such notice (the “B-4 Conversion Rate”). The B-4 Conversion Price shall be subject to reset on each date (each such date, a “B-4 Reset Date”) that is the last day of each month following the date of issuance of the Series B-4 Preferred Stock (the “B-4 Original Issue Date”). On each B-4 Reset Date, the B-4 Conversion Price shall be increased or decreased to the five day trailing volume weighted average price of the Class A Common Stock on the Nasdaq Capital Market or such other national securities exchange on which the Class A Common Stock is listed for trading as of the applicable B-4 Reset Date as reported by Bloomberg Financial Markets or an equivalent reporting service as determined by the Company (the “Prevailing Market Price”), provided that in no event shall the reset B-4 Conversion Price be lower than 50% of the initial B-4 Conversion Price or higher than the initial B-4 Conversion Price, in each case subject to adjustments for stock dividends, splits or combinations, reorganizations, recapitalizations or similar transactions.

Mandatory Conversion

Each outstanding share of Series B-4 Preferred Stock will automatically convert into a number of shares of Class A Common Stock (the “B-4 Mandatory Conversion”) as is determined by the B-4 Conversion Rate then in effect on the date (the “B-4 Mandatory Conversion Date”) that is the earliest to occur of: (a) the last day of the month in which the fifth anniversary of the B-4 Original Issue Date occurs, if either the Company has filed all annual reports on Form 10-K and quarterly reports on Form 10-Q that are then required to have been filed in the preceding twelve months with the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a resale registration statement with respect to the shares of Class A Common Stock underlying the Series B-4 Preferred Stock (the “B-4 Resale Registration Statement”) has become effective and is in full force and effect at the time of such B-4 Mandatory Conversion and (b) if the conditions of clause (a) are not met on the date that is the last day of the month in which the fifth anniversary of the B-4 Original Issue Date occurs, the first date thereafter on which any shares of Series B-4 Preferred Stock may be resold pursuant to Rule 144 under the Securities Act, or the B-4 Resale Registration Statement has become effective. Notwithstanding the foregoing, the Series B-4 Preferred Stock shall not convert into Class A Common Stock to the extent such conversion would cause a holder to exceed 4.99% (the “B-4 Beneficial Ownership Limitation”) of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon conversion of Series B-4 Preferred Stock held by the applicable holder and to the extent a conversion would cause a holder to exceed the B-4 Beneficial Ownership Limitation, the conversion of the portion of such conversion that would exceed the B-4 Beneficial Ownership Limitation shall be delayed until the first day the conversion of such portion would not cause the holder to exceed the B-4 Beneficial Ownership Limitation. Further, to the extent any such share of Series B-4 Preferred Stock has not otherwise automatically converted into shares of Class A Common Stock, the B-4 Conversion Price for such shares shall be subject to additional resets on the terms described in the B-4 Certificate of Designation on the last date of each month.

Ranking

Series B-4 Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (a) senior to the Company’s Class A Common Stock and Class B Common Stock; (b) pari passu with the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, Series B-1 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-2 Resettable Convertible Preferred Stock, par value $0.001 per share and Series B-3 Resettable Convertible Preferred Stock, par value $0.001 per share; (c) senior, pari passu or junior with respect to any other series of preferred stock, as set forth in the Certificate of Designation with respect to such preferred stock; and (d) junior to all existing and future indebtedness of the Company.

Liquidation Preference

In the event of any liquidation or dissolution of the Company, no distributions of available funds and assets will be made to the holders of capital stock junior to the Series B-4 Preferred Stock until the holders of Series B-4 Preferred Stock receive a per share amount equal to $10.00.

Dividends

Dividends will be paid on the Series B-4 Preferred Stock on an as-converted basis when, as, and if paid on the Class A Common Stock.

Voting Rights

Except as required by law, the holders of Series B-4 Preferred Stock shall not be entitled to vote at any meeting of the stockholders for election of members of the Board of Directors of the Company or for any other purpose or otherwise to participate in any action taken by the Company or the stockholders thereof, or to receive notice of any meeting of stockholders.

The foregoing summary of the B-4 Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Series B-4 Resettable Convertible Preferred Stock.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect the Company’s views with respect to future events as of the date of this document and are based on the Company’s management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of the Company’s control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: the Company’s ability to cure any deficiencies and maintain compliance with the Nasdaq Listing Rules; the Company’s eligibility for additional compliance periods, if necessary, in which to seek to regain compliance with the Nasdaq Listing Rules; the Company’s intention to request a hearing before the Panel; the Company’s decision to effect a reverse stock split of the Company’s Common Stock to maintain the Company’s listing on Nasdaq; the Company’s ability to ultimately obtain relief or extended periods to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief or extension; and risks related to the substantial costs and diversion of management’s attention and resources due to these matters, and the risk factors that are described under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in the Company’s SEC filings. The Company expressly disclaims any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President and Chief Legal Officer
Dated:	March 28, 2024

Exhibit 3.1

Filed in the Office of Business Number E32494422023-9 Filing Number 20243944911 Secretary of State Filed On 3/27/2024 9:09:00 AM State Of Nevada Number of Pages 5 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) Certificate of Designation 0 Certificate of Amendment to Designation - Before Issuance of Class or Series 0 Certificate of Amendment to Designation After Issuance of Class or Series 0 Certificate of Withdrawal of Certificate of Designation TYPE OR PRINT USE DARK INK ONLY DO NOT HIGHLIGHT 1. Entity information: Name of entity: Beneficient Entity or Nevada Business Identification Number (NVID): IE32494422023-9 2. Effective date and For Certificate of Designation or I Date: Time: I time: Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed) 3. Class or series of The class or series of stock being designated within this filing: stock: (Certificate of Seri B-4 Resettable Convertible Pref; red Stock Designation only) 4. Information for The original class or series of stock being amended within this filing: amendment of class or series of stock: 5. Amendment of Certificate of Amendment to Designation - Before Issuance of Class or Series class or series of As of the date of this certificate no shares of the class or series of stock have been issued stock: Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. 6. Resolution: By resolution of the board of directors pursuant to a provision in the articles of incorporation this Certificate of Designation certificate establishes OR amends the following regarding the voting powers, designations, and Amendment to preferences, limitations, restrictions and relative rights of the following class or series of stock.* Designation only) BE IT RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation, a series of Preferred Stock, $0.00 par value, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, ] preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions as provided in the document attached hereto 7. Withdrawal: Designation being Date of Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * 8. Signature: (Required) David B. Rost Date: 3/26/2024 I Signature of Officer *Attach additional page(s) if necessary Page 1 of 1 This form must be accompanied by appropriate fees Revised: 8/1 /2023

CERTIFICATE OF DESIGNATION

OF

SERIES B-4 RESETTABLE CONVERTIBLE

PREFERRED STOCK OF

BENEFICIENT

(Pursuant to NRS 78.1955)

Beneficient, a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify that, pursuant to the authority conferred on its board of directors (the “Board of Directors”) by its articles of incorporation (the “Articles of Incorporation”) and in accordance with Section 78.1955 of the Nevada Revised Statutes, the Board of Directors adopted the following resolution establishing a series of 6,932 shares of Preferred Stock of the Corporation designated as Series B-4 Resettable Convertible Preferred Stock.

BE IT RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation, a series of Preferred Stock, $0.001 par value, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

1.

Designation and Number. A series of Preferred Stock, designated as Series B-4 Resettable Convertible Preferred Stock (“Series B-4 Preferred Stock”), is hereby established. The number of authorized shares of Series B-4 Preferred Stock shall initially be 6,932 shares.

2.	No Sinking Fund. There shall be no sinking fund for the payment of dividends or liquidation preferences on Series B-4 Preferred Stock or the redemption of any shares thereof.

3.

Rank. Series B-4 Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank: (a) senior to the Corporation’s common stock; (b) pari passu with the Corporation’s Series A Convertible Preferred Stock, par value $0.001 per share, Series B-1 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-2 Resettable Convertible Preferred Stock, par value $0.001 per share and Series B-3 Resettable Convertible Preferred Stock, par value $0.001 per share; (c) senior, pari passu or junior with respect to any other series of preferred stock, as set forth in the Certificate of Designation with respect to such preferred stock; and (d) junior to all existing and future indebtedness of the Corporation.

4.

Liquidation Preference. In the event of any liquidation or dissolution of the Corporation, no distributions of available funds and assets will be made to the holders of capital stock junior to the Series B-4 Preferred Stock until the holders of Series B-4 Preferred Stock receive a per share amount equal to $10.00 (the “Liquidation Preference”).

4.1.

Adjustment. For purposes of this Section 4, in the event that the shares of Series B-4 Preferred Stock have not been converted into shares of the Corporation’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), and in the event that the Corporation either: (a) subdivides (by stock split, reclassification or otherwise) the outstanding shares of Series B-4 Preferred Stock into a greater number of shares of Series B-4 Preferred Stock; or (b) combines or consolidates (by reverse stock split) the outstanding shares of Series B-4 Preferred Stock into a smaller number of shares of Series B-4 Preferred Stock, then the Liquidation Preference shall be proportionately decreased or increased, as appropriate, simultaneously with the occurrence of such event.

4.2.

Consolidation or Merger of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, or the sale, lease, exchange offer, tender offer or any other transfer, or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

4.3.

No Further Rights. After payment of the full amount of the Liquidation Preference, the holders of Series B-4 Preferred Stock will have no right or claim to any of the remaining assets of the Corporation by virtue of their ownership of Series B-4 Preferred Stock.

5.

No Voting Rights. Except as required by law, the holders of Series B-4 Preferred Stock shall not be entitled to vote at any meeting of the stockholders for election of members of the Board of Directors of the Corporation or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

6.	Dividend Rights. Dividends will be paid on the Series B-4 Preferred Stock on an as-converted basis when, as, and if paid on the Class A Common Stock.

7.	Redemption. The outstanding shares of Series B-4 Preferred Stock shall not be redeemable by the Corporation.

8.

Optional Conversion. Each share of Series B-4 Preferred Stock is convertible, at the option of the holder thereof upon two business days’ written notice to the Corporation, into a number of shares of Class A Common Stock that is equal to the Stated Value divided by the Conversion Price (as defined below) in effect as of the date of such notice (the “Conversion Rate”). The Conversion Price shall be subject to reset on each date (each such date, a “Reset Date”) that is the last day of each month following the date of issuance of the Series B-4 Preferred Stock (the “Original Issue Date”). On each Reset Date, the Conversion Price shall be increased or decreased to the Prevailing Market Price (as defined below), provided that in no event shall the reset Conversion Price be lower than 50% of the initial Conversion Price or higher than the initial Conversion Price, in each case subject to adjustments for stock dividends, splits or combinations, reorganizations, recapitalizations or similar transactions.

8.1.	As used herein, the term “Stated Value” shall mean $10.00 per share of Series B-4 Preferred Stock.

8.2.	As used herein, the term “Conversion Price” shall initially mean $0.0673 per share.

8.3.

As used herein, the term “Prevailing Market Price” shall mean the five day trailing volume weighted average price of the Class A Common Stock on the Nasdaq Capital Market or such other national securities exchange on which the Class A Common Stock is listed for trading as of the applicable Reset Date as reported by Bloomberg Financial Markets or an equivalent reporting service as determined by the Corporation.

9.

Mandatory Conversion. Each outstanding share of Series B-4 Preferred Stock will automatically convert into a number of shares of Class A Common Stock (the “Mandatory Conversion”) as is determined by the Conversion Rate then in effect on the date (the “Mandatory Conversion Date”) that is the earliest to occur of: (a) the last day of the month in which the fifth anniversary of the Original Issue Date occurs, if either the Corporation has filed all annual reports on Form 10-K and quarterly reports on Form 10-Q that are then required to have been filed in the preceding twelve months with the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a resale registration statement with respect to the shares of Class A Common Stock underlying the Series B-4 Preferred Stock (the “Resale Registration Statement”) has become effective and is in full force and effect at the time of such Mandatory Conversion and (b) if the conditions of clause (a) are not met on the date that is the last day of the month in which the fifth anniversary of the Original Issue Date occurs, the first date thereafter on which any shares of Series B-4 Preferred Stock may be resold pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Resale Registration Statement has become effective. Notwithstanding the foregoing, the Series B-4 Preferred Stock shall not convert into Class A Common Stock to the extent such conversion would cause a holder to exceed the Beneficial Ownership Limitation (as defined below) under Section 10 hereof and to the extent a conversion would cause a holder to exceed the Beneficial Ownership Limitation, the conversion of the portion of such conversion that would exceed the Beneficial Ownership Limitation shall be delayed until the first day the conversion of such portion would not cause the holder to exceed the Beneficial Ownership Limitation. Further, to the extent any such share of Series B-4 Preferred Stock has not otherwise automatically converted into shares of Class A Common Stock pursuant to this Section 9, the Conversion Price for such shares shall be subject to additional resets on the terms described in Section 8 hereof on the last date of each month.

10.

Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series B-4 Preferred Stock, including, without limitation, a Mandatory Conversion, and a holder of the Series B-4 Preferred Stock shall not have the right to receive dividends hereunder or convert any portion of the Series B-4 Preferred Stock, to the extent that, after giving effect to such a conversion, such holder would (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates (such persons, “Attribution Parties”)) own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by such holder and its affiliates and Attribution Parties shall include the number of shares of Class A Common Stock received as shares pursuant to a dividend or issuable upon conversion of the Series B-4 Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which are issuable upon (a) conversion of the remaining, unconverted Series B-4 Preferred Stock beneficially owned by such holder or any of its affiliates or Attribution Parties and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series B-4 Preferred Stock) beneficially owned by such holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the holder that the Corporation is not representing to the holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the holder is solely responsible for any schedules required to be filed in accordance therewith (other than as it relates to a holder relying on the number of shares issued and outstanding as provided by the Corporation pursuant to this Section 10). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 10, in determining the number of outstanding shares of Class A Common Stock, a holder may rely on the number of outstanding shares of Class A Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Class A Common Stock outstanding.

10.1.

As used herein, the term “Beneficial Ownership Limitation” shall initially mean 4.99% of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon conversion of Series B-4 Preferred Stock held by the applicable holder. A holder, upon at least sixty-one (61) days advance notice to the Corporation, may terminate, waive, increase or decrease the Beneficial Ownership Limitation provisions of this Section 10.

11.

No Fractional Shares. The Corporation shall not issue any fractional shares of Class A Common Stock upon conversion of shares of Series B-4 Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Class A Common Stock, the Corporation shall round such fraction of a share of Class A Common Stock up to the nearest whole share.

12.

Adjustment for Reclassification, Exchange, and Substitution. If at any time or from time to time after the Original Issue Date, the shares of Class A Common Stock issuable upon the conversion of the Series B-4 Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (other than by a Class A Common Stock Event (as defined below) or a stock dividend or distribution provided for elsewhere in this Certificate of Designation), then, in any such event, the Series B-4 Preferred Stock shall thereafter convert into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change by a holder of the number of shares of Class A Common Stock into which such shares of Series B-4 Preferred Stock would have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

13.

Adjustment Upon Class A Common Stock Event. In the event that a Class A Common Stock Event occurs at any time or from time to time after the Original Issue Date, the Conversion Price in effect immediately prior to such event shall, simultaneously with the occurrence of such Class A Common Stock Event, be proportionately decreased or increased, as appropriate. The Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Class A Common Stock Event.

13.1.

Class A Common Stock Event. As used herein, the term “Class A Common Stock Event” means: (1) the declaration or payment of any dividend or other distribution on the Class A Common Stock, without consideration, payable to one or more stockholders in additional shares of Class A Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock; (2) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock; or (3) a combination or consolidation (by reverse stock split) of the outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock.

14.

Transfer Restrictions. The shares of Series B-4 Preferred Stock may not be sold, assigned or otherwise transferred without the written consent of the Corporation. Any such sale, assignment or transfer shall be void ab initio and of no effect. For avoidance of doubt, this Section 14 shall not apply to shares of Class A Common Stock issued upon conversion of the Series B-4 Preferred Stock.

15.

Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or four business days after the mailing of such notice, if sent by registered mail, with postage pre-paid, addressed: (a) if to the Corporation, to the attention of its corporate secretary or to an agent of the Corporation designated as permitted by the Corporation’s Articles of Incorporation, as amended; (b) if to any holder of Series B-4 Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of the Corporation’s transfer agent); or (c) to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.